Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S‑8 (Nos. 333-142843, 333-174619, 333-197159, 333-211296 and 333-219503) and Form S-3 (Nos. 333-251574 and 333-275918) of Service Corporation International of our report dated February 12, 2026 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Houston, Texas
February 12, 2026